As filed with the Securities and Exchange Commission on May 13, 2008
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ENERGYSOUTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	58-2358943 (I.R.S. Employer Identification No.)
2828 Dauphin Street
Mobile, Alabama 36606
(Address of principal executive offices)
2008 INCENTIVE PLAN OF
ENERGYSOUTH, INC.
(Full title of the plan)

G. EDGAR DOWNING, JR.
Senior Vice President,
General Counsel and Secretary
2828 Dauphin Street
Mobile, Alabama 36606
Telephone: (251) 450-4774
(Name, address, and telephone number,
including area code,
of agent for service)	Copies of all communications to: E.B. PEEBLES III Armbrecht Jackson LLP P.O. Box 290 Mobile, Alabama 36601 (251) 405-1300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price per	aggregate offering	registration fee
to be registered	registered (1)	share (2)	price (2)	(2)
Common Stock, $.01 par value	250,000 shares	$50.15	$12,537,500	$492.72

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate amount of securities to be offered or issued pursuant to the antidilution provisions of the Plan described herein.

(2)	Pursuant to Rule 457 under the Securities Act, the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices for shares of common stock, $.01 par value per share, of EnergySouth, Inc. on the NASDAQ Global Market on May 9, 2008.

EXPLANATORY STATEMENT
     This Registration Statement is being filed in order to register 250,000 shares of common stock, $.01 par value per share, of EnergySouth, Inc. (the “Registrant”), which may be sold pursuant to the terms and conditions of the 2008 Incentive Plan of EnergySouth, Inc., as amended (the “Plan”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3: Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference and made a part hereof:
     (a) The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended September 30, 2007.
     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 2007.
     (c) The Registrant’s definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with the Registrant’s January 25, 2008 annual meeting of stockholders.
     (d) The description of the Registrant’s $.01 par value common stock contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
     Any statement contained herein, or in a document all or a portion of which is incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4: Description of Securities.
     Not applicable.

Item 5: Interest of Named Experts and Counsel.
     Certain legal matters with respect to the Plan and in connection with the issuance of common stock of the Registrant (the “Common Stock”) pursuant thereto have been passed upon for the Registrant by Armbrecht Jackson LLP. Partners in such law firm who participated in the representation of the Registrant and their spouses beneficially owned 24,703 shares of Common Stock as of May 12, 2008.
Item 6: Indemnification of Directors and Officers.
(a)
     The Registrant’s Bylaws contain provisions for indemnification of directors and officers as follows:
ARTICLE VIII
INDEMNIFICATION AND RELATED MATTERS
Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys’ fees) actually and reasonably incurred by him and against any and all claims, judgments , fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.
Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if and to the extent it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized under this Article or applicable law; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation.
The Corporation shall make such reports to its Stockholders regarding indemnification or advancement of expenses as may be required by law. The Corporation may purchase and maintain insurance at the expense of the Corporation on behalf of any person who is or was a director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys’ fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability or expense under this Section or otherwise.
The foregoing rights shall not be exclusive of any other rights to which such director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring any such expenses and liabilities.
If any word, clause or provision of the Bylaws or any indemnification made under Article VIII hereof shall for any reason be determined to be invalid, the provisions of the Bylaws shall not otherwise be affected thereby but shall remain in full force and effect.
(b)
     The Plan provides that members of the Committee will not be personally liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and advancement of expenses by the Corporation in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by the Corporation’s Certificate of Incorporation and Bylaws and as may be otherwise required by law and under any directors’ and officers’ liability insurance that may be in effect from time to time, or as a majority of the Board then in office may determine from time to time, as evidenced by a written resolution thereof.
(c)
     The Registrant has entered into indemnification agreements with directors and certain officers of the Registrant which provide certain contractual rights to indemnification in addition to the indemnification provisions of Delaware law and the Registrant’s bylaws.
(d)
     Section 145(c) of the Delaware General Corporation Act requires the Registrant to indemnify a present or former director or officer who has been successful on the merits or otherwise in defending any proceeding described in subsections (a) and (b) of Section 145. The Delaware General Corporation Law also provides that a court may order indemnification of a director if it determines that the director is fairly and reasonably entitled to such indemnification.
Item 7: Exemption from Registration Claimed.
     Not applicable.

Item 8: Exhibits.
     The exhibits to the Registration Statement are listed in the Exhibit Index elsewhere herein.
Item 9: Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment to those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling persons of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mobile, State of Alabama, on May 12, 2008.

ENERGYSOUTH, INC. Registrant
By:	/s/ Charles P. Huffman
Charles P. Huffman
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C.S. Liollio, Charles P. Huffman, and G. Edgar Downing, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John C. Hope, III	Director, Chairman	May 12, 2008

John C. Hope, III

/s/ Thomas B. Van Antwerp	Director, Vice-Chairman	May 12, 2008

Thomas B. Van Antwerp

/s/ C.S. Liollio C.S. Liollio	Director, President and Chief Executive Officer (Principal Executive Officer)	May 12, 2008

/s/ Charles P. Huffman Charles P. Huffman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2008

/s/ Walter A. Bell Walter A. Bell	Director	May 12, 2008

/s/ Judy A. Marston Judy A. Marston	Director	May 12, 2008

/s/ S. Felton Mitchell, Jr. S. Felton Mitchell, Jr.	Director	May 12, 2008

/s/ Harris V. Morrissette Harris V. Morrissette	Director	May 12, 2008

/s/ Robert H. Rouse Robert H. Rouse	Director	May 12, 2008

/s/ J.D. Woodward J.D. Woodward	Director	May 12, 2008

EXHIBIT INDEX

Exhibit No.	Description

4	2008 Incentive Plan of EnergySouth, Inc. (incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 17, 2007).

5	Opinion and Consent of Armbrecht Jackson LLP with respect to legality of securities registered.

23.1	Consent of Armbrecht Jackson LLP (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included with signature page in Part II of this Registration Statement).